UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2026

SERVE ROBOTICS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-42023	85-3844872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

730 Broadway Redwood City, CA	94063
(Address of Principal Executive Offices)	(Zip Code)

(818) 860-1352

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SERV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Sarfraz Maredia

On June 17, 2026, Sarfraz Maredia, a member of the Board of Directors (the “Board”) of Serve Robotics Inc. (the “Company”) informed the Company of his decision to resign from the Board, effective immediately. Mr. Maredia’s decision to resign did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Andreas Lieber

On June  22, 2026, upon the recommendation of the nominating and corporate governance committee of the Board, the Board appointed Andreas Lieber as a member of the Board, effective immediately, to serve as a Class I director filling the vacancy created by the resignation of Mr. Maredia. Mr. Lieber will serve until the Company’s 2027 annual meeting of stockholders or until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

Mr. Lieber will be compensated for his service as a director in accordance with the Company’s amended and restated outside director compensation policy, as described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 24, 2026, in connection with the Company’s 2026 Annual Meeting of Stockholders. In connection with his appointment, Mr. Lieber has entered into a customary indemnification agreement with the Company in the form previously approved by the Board pursuant to which the Company has agreed to indemnify Mr. Lieber to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company and to advance his expenses incurred as a result of any proceeding against him to which he could be indemnified. The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the full text of such Indemnification Agreement, the form of which is filed as Exhibit 10.1 hereto and incorporated in this Item 5.02 by reference.

Mr. Lieber currently serves as General Manager, Industry & Technology at California Forever, where he leads the development of the Solano Foundry, one of the largest planned advanced manufacturing parks in North America, a position he has held since April 2024. Prior to that, he held various roles at Shippo, an e-commerce shipping platform, including Chief Operating Officer from 2022 to 2024 and Chief Business Officer from 2021 to 2022. Before joining Shippo, Mr. Lieber served as General Manager and Interim CEO of Postmates from December 2020 to August 2021, and as Senior Vice President of Business Development and Corporate Development at Postmates from January 2019 to December 2020. Mr. Lieber previously held senior roles at Pinterest, Groupon and Yahoo!. Mr. Lieber has a degree in Business Administration from the University of Applied Sciences Aachen (FH Aachen). We believe that Mr. Lieber is qualified to serve on our board of directors due to his extensive experience and expertise in technology, business development, and strategic partnerships across the logistics, e-commerce, and mobility industries.

There are no family relationships between any director or executive officer of the Company and Mr. Lieber and no transactions reportable under Item 404(a) of Regulation S-K in which he has a direct or indirect material interest. Further, there are no arrangements or understandings between Mr. Lieber and any other person pursuant to which he was appointed as a director. The Board has determined that Mr. Lieber qualifies as an “independent director” under the listing standards of The Nasdaq Stock Market LLC and the applicable Nasdaq rules. On June 24, 2026, the Company issued a press release announcing the appointment of Mr. Lieber as director. The press release is attached as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Form of Indemnification Agreement
99.1	Press Release, dated June 24, 2026
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Serve Robotics Inc.

Dated: June 24, 2026	/s/ Ali Kashani
Ali Kashani
Chief Executive Officer and Director

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